Exhibit 99.1

FREMONT GENERAL CORPORATION ANNOUNCES

THE DELAY IN THE FILING OF ITS 2006 ANNUAL REPORT ON FORM 10-K

(SANTA MONICA, CALIFORNIA) – March 16, 2007: Fremont General Corporation (the “Company”) (NYSE:FMT), a nationwide real estate lender doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan, today announced that it will not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 before the extended deadline of March 16, 2007. The Company previously filed a Form 12b-25 with the Securities and Exchange Commission on March 2, 2007.

The Company is working with its independent registered public accounting firm to complete the audit of the December 31, 2006 financial statements. In view of the recent increased volatility in the sub-prime mortgage market and the impact of closing its sub-prime mortgage origination business, the Company and its independent registered public accounting firm are continuing to evaluate various issues relating to its financial statements, including the impact of events subsequent to December 31, 2006 on the appropriate carrying value of the Company’s assets as of December 31, 2006.

The Company also announced that Credit Suisse has increased its committed line of credit to Fremont Investment & Loan to $1 billion, and the Company said it has received various proposals for additional credit facilities if needed to supplement the Company’s current liquidity position of $1.3 billion in cash and short-term investments. The Company said it believes this balance sheet strength and funding capacity will enable it to execute its previously announced plan to exit the sub-prime residential loan origination business in an orderly and disciplined way.

The Company continues to operate its profitable commercial real estate lending and residential loan servicing operations, as well as its retail banking division, which will continue with its 70-year history of offering highly competitive rates for Certificates of Deposit and Savings Accounts across its network of California branch offices. Customer deposits remain fully insured by the FDIC up to at least $100,000, and retirement accounts remain insured separately up to an additional $250,000.

As previously announced, the Company has entered into discussions with various parties regarding the sale or other disposition of its residential loan origination business and has retained Credit Suisse Securities to assist in the evaluation of its various alternatives. While these discussions continue to advance, there can be no assurance that the Company will be able to enter into any transaction involving its residential loan origination platform.

Regulatory Filings

The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.

About Fremont General

Fremont General Corporation is a financial services holding company which is engaged in real estate lending operations on a nationwide basis. To find out more about Fremont General, or to subscribe to the Company’s Email Alert feature notification of Company news and events, please visit www.fremontgeneral.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company’s projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:

•	the impact of the Company’s withdrawal from the sub-prime residential real estate loan origination business;

•	changes in the interest rate and competitive environments;

•	changes in general and specific economic conditions and trends;

•	changes in asset and loan valuations and the costs of originating loans;

•	changes in the volumes of loans originated, loans sold, the pricing of existing and future loans, and the values realized upon the sale of such loans;

•	access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets;

•	the impact of valuation and other changes in the commercial and residential real estate markets;

•	the effect of litigation, state and federal legislation and regulations, and development of, and the variability in determining, the allowance for loan losses;

•	the impact of the Cease and Desist Order issued by the Federal Deposit Insurance Corporation on the Company’s ability to conduct its business;

•	the impact of changes in federal and state tax laws and interpretations, including tax rate changes;

•	the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•	other events and factors beyond our control.

For a more detailed discussion of risks and uncertainties, see the Company’s public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.

CONTACT: Investor Relations – Phone: (310) 315-5500

WEBSITE: www.fremontgeneral.com